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                                                                   EXHIBIT 10-22

                            REVOLVING PROMISSORY NOTE


                                                         Los Angeles, California
$25,000,000.00                                                      June 5, 1996



          FOR VALUE RECEIVED, the undersigned, Guitar Center Management Company, Inc., a California corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Wells Fargo Bank, N.A. (the "Bank") on the Revolving Expiry Date the principal sum of TWENTY FIVE MILLION DOLLARS ($25,000,000.00) or, if less, the aggregate outstanding principal amount of the Revolving Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below.

          The Borrower further promises to pay interest on the Revolving Loans outstanding hereunder from time to time at the interest rates, and payable on the dates, set forth in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America and in same day or immediately available funds to the Bank, at the account specified in Section 4.03(a) of the Credit Agreement.

          The Bank shall record the date and amount of each Revolving Loan made, each conversion to a different interest rate, each relevant Interest Period, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in the Bank's internal records, and any such recordation, absent manifest error, shall be rebuttable presumptive evidence of the accuracy of the information so recorded; PROVIDED, HOWEVER, that the Bank's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Revolving Loans.

          This promissory note is the Revolving Note referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of June 5, 1996 (as amended, modified, renewed, extended or replaced from time to time, the "Credit Agreement") between the Borrower and the Bank. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

          Upon the giving of written notice by the Bank to the Borrower of the occurrence of a Trigger Event, this promissory note will be secured by certain Collateral more specifically described in the Credit Agreement and the Collateral Documents.

          The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated


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events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

          This promissory note is subject to prepayment in whole or in part as provided in the Credit Agreement.

          THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.


                         GUITAR CENTER MANAGEMENT COMPANY, INC.,
                         a California corporation


                         By: /s/  MARTY ALBERTSON
                             __________________________________
                              Title: Executive Vice President


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